MU

THIS CERTIFICATE IS TRANSFERABLE

IN SOUTH SAINT PAUL, MN.

INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

SEE REVERSE SIDE

FOR CERTAIN DEFINITIONS

CUSIP 880345 10 3

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.375 PER SHARE, OF

TENNANT COMPANY

transferable on the books of the Corporation only by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation and all amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent.

       WITNESS the facsimile seal of the Corporation, and the facsimile signatures of its duly authorized officers.

Dated:

VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS

TENNANT COMPANY

The shares of stock of the Corporation are subject to certain rights, preferences, limitations, and designations. The Board of Directors of the Corporation has the authority to determine the relative rights and preferences of preferred stock of the Corporation. A full statement of the relative rights, preferences, limitations, and designations of the shares of each class or series of capital stock authorized to be issued, so far as they have been determined, will be furnished to any shareholder upon request and without charge. Any such request should be addressed to the Secretary of the Corporation at its principal office.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Tennant Company and Wells Fargo Bank, N. A., dated as of November 10, 2006 (the “Rights Agreement”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file with the Secretary at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor to its Secretary from such holder. Under certain circumstances, as set forth in the Rights Agreement, Rights that are or were acquired or beneficially owned by an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) may become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common

TEN ENT	–	as tenants by entireties

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UTMA	–	__________ Custodian ___________
(Cust) (Minor)
under Uniform Transfer to Minors

Act ____________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated _____________________	X

X
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.